UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Park Plaza
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 807-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

Reference is made to Paratek Pharmaceuticals, Inc., or the Company’s, Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the Securities and Exchange Commission on November 12, 2015, as amended on Form 10-Q/A on December 3, 2015.  The following summarizes recent developments of the Abbreviated New Drug Application, or ANDA, litigation related to the Company’s legacy product, Intermezzo, described in Note 13 “Commitments and Contingencies —Intermezzo Patent Litigation” included in the notes to the unaudited consolidated financial statements contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

In July 2012, the Company received notifications from three companies, Actavis Elizabeth LLC (“Actavis Elizabeth”), Watson Laboratories, Inc.—Florida, or Watson, and Novel Laboratories, Inc. (Novel”), in September 2012, from each of Par Pharmaceutical, Inc. and Par Formulations Private Ltd., together, the Par Entities, in February 2013 from Dr. Reddy’s Laboratories, Inc. and Dr. Reddy’s Laboratories, Ltd., together, Dr. Reddy’s, and in July 2013 from TWi Pharmaceuticals, Inc., or Twi, stating that each has filed with the FDA an ANDA that references Intermezzo. Watson withdrew its ANDA in December 2012.  Par Formulations Private, Ltd. withdrew its ANDA in July 2013.

The United States District Court for the District of New Jersey, or the District Court, held a consolidated trial between December 1, 2014 and December 15, 2014 involving the Company, Purdue Pharmaceuticals L.P., or Purdue, and their patent infringement claims against Actavis Elizabeth, Novel, and Dr. Reddy’s.  (Shortly before trial, Par and TWi each stipulated to be bound by the district court’s judgment as to Actavis Elizabeth, Novel, and Dr. Reddy’s). The District Court then received post-trial briefing and held a February 13, 2015 post-trial hearing. On March 27, 2015, the District Court issued an order and accompanying opinion finding that: (a) the asserted claims of U.S. Patent Nos. 7,682,628, 8,242,131, and 8,252,809, together, the “’628, ‘131, and ‘809 patents, are invalid as obvious; (b) Actavis Elizabeth, Novel, and Dr. Reddy’s each infringe the ‘131 patent; (c) Novel infringes the ‘628 patent; and (d) Novel and Dr. Reddy’s each infringe the ‘809 patent. On April 9, 2015, the District Court entered final judgment consistent with the March 27, 2015 opinion and order referenced above, as well as the pretrial stipulations of Par Pharmaceutical, Inc. and TWi.

The Company and Purdue jointly appealed the District Court’s final judgment as to the '131 patent to the United States Court of Appeals for the Federal Circuit on May 6, 2015.  On January 8, 2016 the United States Court of Appeals for the Federal Circuit affirmed the decision of the District Court, and no opinion accompanied the judgment.

The Company is considering its options in response to the United States Court of Appeals for the Federal Circuit’s findings. The Company does not currently expect that this ruling will materially and adversely affect the Company’s financial condition or business. In connection with the merger of Transcept Pharmaceuticals, Inc., or Transcept, and the Company in October 2014, the former shareholders of Transcept retained the right to receive (i) 100% of the royalty income received by the Company prior to October 30, 2016 and (ii) 90% of any cash proceeds from a sale or disposition of Intermezzo (less all fees and expenses incurred by the Company in connection with such sale or disposition following the closing of the merger); provided that such sale or disposition occurs prior to October 30, 2016.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.
By:	/s/ Douglas W. Pagán
Douglas W. Pagán Chief Financial Officer

Date: January 8, 2016